UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12

NEWMARKET CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NewMarket Corporation

330 South Fourth Street

Richmond, Virginia 23219

IMPORTANT NOTICE FROM NEWMARKET CORPORATION

Additional Information Regarding the Annual Meeting of Shareholders to be held on

Thursday, April 23, 2020 at 10:00 A.M. (EDT)

The following Notice of Change of Location (the “Notice”) relates to the proxy statement (the “Proxy Statement”) of NewMarket Corporation (the “Company”), dated March 11, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at its upcoming Annual Meeting of Shareholders to be held on Thursday, April 23, 2020. This Notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 2, 2020.  This notice should be read in conjunction with the Proxy Statement.

NewMarket Corporation Changes Location of Annual Meeting of Shareholders

NewMarket Corporation (NYSE: NEU) (the “Company” or “we”) today announced that, in response to the ongoing global coronavirus pandemic (“COVID‑19”), its annual meeting of shareholders (the “Meeting”), which was originally to be held at 10:00 a.m. EDT on April 23, 2020 at the Virginia Museum of History & Culture in Richmond, Virginia will now be held at the Company’s offices at 330 South 4th St., Richmond, VA 23219 at the same time and date.

The Meeting agenda will be limited to the items of business on the Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders (“Proxy Statement”) and no business update will be provided at the Meeting.

Due to the ongoing public impact of COVID‑19 and to mitigate risks to the health and well-being of our employees, shareholders, communities, and other stakeholders, the Company discourages shareholders from physically attending the Meeting. In light of the rapidly evolving news and guidelines relating to the COVID-19 pandemic, we request that all shareholders comply with guidelines and orders of local government and health officials.

Shareholders may listen to the Meeting by telephone via the following dial-in, listen-only numbers: 1-844-407-9500 (domestic) or 1-862-298-0850 (international). To avoid delays, callers should dial in five minutes early.

Please be advised that shareholders will not be deemed to be “present” for quorum purposes and will not be able to vote their shares, or revoke or change a previously submitted vote, by dialing into the Meeting. As a result, the Company strongly urges shareholders to submit their proxies or votes in advance of the Annual Meeting using one of the available methods described in the proxy materials.

Shareholders are reminded that more information on Company operations will be shared on the Company’s First Quarter Investor Conference Call and Webcast which will be held at 3:00 p.m. EDT the same afternoon. You can access the call by dialing 1-844-407-9500 (domestic) or 1-862-298-0850

(international). The call will also be broadcast via the Internet and can be accessed through the Company’s website at www.NewMarket.com or www.webcaster4.com/Webcast/Page/2001/33966.

NewMarket Corporation through its subsidiaries, Afton Chemical Corporation and Ethyl Corporation, develops, manufactures, blends, and delivers chemical additives that enhance the performance of petroleum products. From custom-formulated additive packages to market-general additives, the NewMarket family of companies provides the world with the technology to make engines run smoother, machines last longer, and fuels burn cleaner.

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The company’s Proxy Statement for the 2020 Annual Meeting of Shareholders and the company’s Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at www.edocumentview.com/NEU.